Independent Auditors' Consent



To the Shareholders and Board of Trustees of Smith Barney Principal Return Fund:

We consent to the use of our reports dated January 15, 1999, with respect to the Portfolios listed below of Smith
Barney Principal Return Fund, incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional
Information.

Portfolios
Zeros Plus Emerging Growth Series 2000
Security and Growth Fund



	KPMG LLP


New York, New York
March 26, 1999